U.S. WIRELESS DATA, INC.

                    NOTE AND COMMON STOCK PURCHASE AGREEMENT


     1. General. This Note and Common Stock Purchase Agreement sets forth the terms under which the undersigned ("Investor") agrees to purchase a $250,000 principal amount, 10% Promissory Note (the "Note") of U.S. Wireless Data, Inc., a Colorado corporation (the "Company") due June 12, 1999 (the "Due Date"), together with 50,000 shares no par value Common Stock of the Company (the "Common Stock"). The shares will be issued as restricted securities and the Company will include the shares in the Registration Statement to be filed for the 6% Convertible Debentures and other share issuances.

     By execution hereof, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein.

     2. Subscription Amount and Payment. Investor tenders $250,000 in full payment for theNote and Common Stock.


     3.  Company  Need  for  Additional  Financing;  Investor's  Right  of First
Refusal.

          a. Need for Additional Financing. Investor understands and agrees that the Company is presently engaged in several negotiations aimed at raising substantial additional equity financing in an amount of at least $1,000,000, but may require additional bridge financing in the form of Company debt in the immediate future, and prior to the time when the Company is able to complete a more substantial equity or debt financing
     (such intermediate funding being referred to hereafter as the "Bridge Financing"). Investor agrees that the Company shall be entitled to seek and obtain such Bridge Financing.

          b. First Right of Refusal. Investor is hereby given a right of first refusal to fund any such additional Bridge Financing. Upon receipt by the Company of any bona fide proposal for such Bridge Financing from any person, the Company shall provide a copy of the proposal and/or a summary of the terms of such proposed financing to Investor, which shall have one business day from receipt of such information to determine whether to exercise its first right of refusal, and fund the Bridge Financing on the same terms and conditions as have been offered by the other party. If Investor rejects such offer, or fails to respond within the applicable period, the Company shall be free to accept such proposal from the other party. Any substantial change in the terms of such proposal by the other party subsequent to a rejection by Investor and prior to funding shall reactivate Investor's first right of refusal, which shall be presented to Investor on the revised terms.

     4. Prepayment of the Note. Investor understands that the Company has been engaged in discussions with various parties, including Investor, regarding the possible issuance by the Company of additional debt or equity securities (apart from the Bridge Financing described in Section 4 above), including the possible issuance of a Preferred Stock to be authorized and issued by the Company upon final agreement as to the terms of such Preferred Stock. The Company and Investor agree that at any time prior to the Due Date of the Note, the Note shall be paid in full (as to all amounts of unpaid principal and interest then owing) from the proceeds of the sale of any equity or debt securities of the Company (including shares of Preferred Stock), provided the Company has received gross proceeds in the minimum amount of U.S. One Million Dollars ($1,000,000) from the sale of such equity or debt securities (but from which amount any proceeds from a Bridge Financing shall be excluded).

     5. Investor's Representations and Warranties. Investor represents, warrants and covenants to the Company that:

          a. Investor has carefully reviewed the information contained in the Company's most recent Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1998. Investor acknowledges Investor has received, read, understood and become thoroughly familiar with the "Risk Factors" section set forth therein, as well as the "Risk Factors" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998. Investor has not relied on any information or statement not contained in these financial reports. Investor understands that an investment in the Company's securities is one of high risk and that no person has been authorized to give any information or to make any statement concerning the Company that in any way contradicts what is stated in the financial reports.



          b. Investor has had an adequate opportunity to discuss the Company's business, management and financial affairs with the Company's management and has received satisfactory responses to such inquiries.

          c. By reason of Investor's business and financial experience or of those persons Investor has retained to advise Investor with respect to Investor's investment in the Company, Investor, together with Investor's advisors, has the capacity to evaluate the merits and risks of the prospective investment.

          d. Investor has been informed that all documents, records and books pertaining to the Company and this investment were at all times available to Investor. Investor has utilized such access to Investor's satisfaction for the purpose of obtaining information regarding the investment. All documents, records and books pertaining to this investment requested by Investor have been made available to Investor and the persons Investor has retained to advise Investor with respect to this investment. Investor and such persons have been supplied with such additional information concerning this investment as they have requested.

          e. To the extent Investor deemed necessary, Investor has consulted with Investor's attorney and/or Investor's accountant regarding all aspects of the proposed investment, including the tax aspects thereof, and said attorney and/or accountant have reviewed and analyzed the Company's most recent financial reports on Form 10-KSB and Form 10-QSB.

          f. Investor is able to bear the economic risk of this investment and could afford a complete loss of such investment.

          g. Investor is the sole party in interest as to the investment and is acquiring the Note and Common Stock for Investor's own account, for investment only and not with a view toward the resale or distribution thereof, unless and until the initial Common Stock is registered under applicable federal and state securities law or an exemption from such registration requirements is available for distribution of the shares.

          h. Investor understands that neither the Note nor the shares of Common Stock have been registered under the Securities Act of 1933 (the "Act") and may not be resold unless registered or an exemption from such registration is available. Investor agrees that Investor will not attempt to dispose of the Note or, if applicable, the shares that may be issued upon conversion of the Note, except in compliance with the Act.

          i. Investor has the authority to purchase the Note and Common Stock and to execute any other instruments or documents required to be executed in connection with a purchase of the Note and Common Stock.


     6. Indemnification. The Investor shall indemnify and hold harmless the Company, the officers, directors, employees and/or agents of the Company from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of or in connection with any failure of the Investor's representations and warranties to be fully true, correct, and complete or Investor's failure to fulfill any of Investor's covenants or agreements under this Agreement.

     7. Events of Default. The Note will be considered in default immediately upon the happening of any of the following events:

          a. Failure to pay any installment of principal and interest within ten
     (10) days of its due date; or

          b. the Company (I) admits in writing its inability to pay its debts generally as they become due, (II) files a petition in bankruptcy or petition to take advantage of any insolvency act, (III) makes an assignment for the benefit of its creditors, (IV) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property,
     (V) a petition in bankruptcy filed against it, has an order for relief entered against it, (VI) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any state insolvency law, or (VII) distributes any of its assets upon any dissolution, winding up-or liquidation of the Company.

     8. Miscellaneous.

          a. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding, however, so much of said law as relates to conflict of laws and/or choice of law.

          b. This Agreement contains the entire agreement between the parties with respect to its subject matter. The provisions of this Agreement may not be modified or waived except in writing signed by the party to be bound by any which modification or waiver.

     9. NASD Affiliation. Neither Investor nor any person affiliated with Investor is a member of a broker-dealer licensed with the National Association of Securities Dealers, Inc. ("NASD") nor is any such parson affiliated, directly or indirectly, by ownership or otherwise, with any NASD member.

     10. Investor's Status. The Investor represents and warrants that Investor is an accredited investor because (please initial all that are applicable):

       ___      The Investor is a director or executive officer of the Company.

       ___      The Investor and Investor's spouse (if any) have an aggregate net worth exceeding $1,000,000.

                  ___ The Investor has had an individual income in excess of $200,000 or joint income with Investor's spouse in excess of $300,000 in each of the two most recent years and reasonably expects the same income in the current year.

                  ___ The Investor is an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a) under the Act.

                 _X__ The Investor is a bank, savings and loan association, broker or dealer, insurance company, investment company, business development company, small business investment company, employee benefit plan, non-profit organization, or trust meeting the requirements of Rule 501(a) under the Act.

                  IN WITNESS WHEREOF, Investor has executed this Note Purchase Agreement the ______ day of _______, 1999.

RBB Bank as agent for clients
----------------------------------        ACCEPTED:
(Print Name)

/s/ Herbert Strauss
----------------------------------        U.S. WIRELESS DATA, INC.
(Signature) Herbert Strauss,
Managing Director US Equity

Social Security or Tax I.D. Number:       /s/ Robert E. Robichaud
-----------------------------------       ---------------------------------
                                          By: Robert E. Robichaud, President
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Address:                                  Date: March 12, 99
Burgring 16
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8010 Graz, Austia
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